
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Multi Market Portfolio L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      10,964,008
<SECURITIES>                                         0
<RECEIVABLES>                                   38,824
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              12,058,579<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,058,579<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             (580,481)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,194,127
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,774,578)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,774,578)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,774,578)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $1,055,747.
<F2>Liabilities include redemptions payable of $174,996 and accrued management fees of $30,141, accrued brokerage commissions of $16,427 and accrued transaction fees and costs of $2,122.
<F3>Total revenue includes realized trading revenue of $(1,042,523), net change in unrealized of $79,157 and interest income of $382,915.

